Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FOURTH QUARTER 2015 RESULTS

•	Q4 Adjusted Operating Income Above Guidance; Each Operating Segment Contributed to Favorable Results

•
Completed Successful Refinancing During Q4 That Increased and Extended Credit Agreement With Bank Consortium; Net Leverage Ratio Stood at 2.8x and Liquidity Totaled Approximately $220 Million at Year-End

•
2016 Adjusted Operating Income Anticipated Between $80 Million and $100 Million as Market Headwinds Are Likely to Persist Through Year; Free Cash Flow Expected to Increase to Between $50 Million and $70 Million

•	Harsco Suspends Quarterly Dividend to Preserve Financial Flexibility

CAMP HILL, PA (February 26, 2016) . . . Harsco Corporation (NYSE: HSC) today reported fourth quarter 2015 results. Excluding special items, adjusted diluted earnings per share from continuing operations in the fourth quarter of 2015 were $0.11. This result compares with adjusted diluted earnings per share of $0.09 in the fourth quarter of 2014. On a U.S. GAAP (“GAAP”) basis, fourth quarter 2015 diluted loss per share from continuing operations was $0.08, which included Project Orion Phase 3 implementation costs, Metals & Minerals Separation costs and underperforming site exit charges. This compares with GAAP diluted loss per share of $0.55 in the fourth quarter of 2014 including Project Orion severance costs and costs for exited and underperforming contracts.

Adjusted operating income for the fourth quarter of 2015 was $26 million, which was above the guidance range of $15 million to $20 million provided by the Company. Also, the Company’s fourth quarter 2015 earnings included equity income of approximately $0.6 million from the Brand Energy joint venture, which was negatively impacted by intercompany foreign currency losses in the period.

“We made considerable progress during 2015, despite market challenges, to position Harsco for improved returns in the future,” said President and CEO Nick Grasberger. “We further streamlined the M&M business and successfully addressed numerous underperforming sites. Also, Harsco Way has led to more consistent operating performance and we strengthened our contract positions through our centralized contract management function. We also reduced our overhead structure meaningfully and invested in manufacturing improvements and product innovations in Industrial, while Rail executed against its international and spare parts expansion plans.”

“We ended the year with a solid fourth quarter. As we enter 2016, however, the macroeconomic environment remains uncertain and our 2016 Outlook assumes that certain market pressures weaken further compared with those present in our business today. Given these factors, the Harsco Board has decided to suspend the quarterly dividend. We will intensify our focus on operating and capital efficiencies through which we expect an increase in free cash flow in 2016. Lastly, we remain committed to rebalancing our business portfolio in the future and realizing the value potential of our businesses.”

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2015	Q4 2014
Revenues	$387	$492
Operating income/(loss) from continuing operations - GAAP	$6	$(20)
Operating margin from continuing operations - GAAP	1.6%	(4.1)%
Diluted EPS from continuing operations	$(0.08)	$(0.55)
Special items per diluted share	$0.19	$0.64
Adjusted operating income - excluding special items	$26	$29
Adjusted operating margin - excluding special items	6.6%	6.0%
Adjusted diluted EPS from continuing operations - excluding special items	$0.11	$0.09
Return on invested capital (TTM) - excluding special items	6.3%	6.8%

Consolidated Fourth Quarter Operating Results

Total revenues were $387 million, with the decrease mainly attributable to the Company’s Metals & Minerals and Industrial segments, as expected. Revenues were also lower compared with the prior-year quarter in the Rail segment. Foreign currency translation negatively affected fourth quarter 2015 revenues by approximately $37 million.

Adjusted operating income from continuing operations was $26 million, compared with adjusted operating income of $29 million in the prior-year quarter. Operating results in Rail improved in comparison with the same quarter last year, while adjusted earnings declined in the Metals & Minerals and Industrial segments. As a result, adjusted operating margin increased by 60 basis points versus the prior-year period adjusted operating margin. Foreign currency translation negatively impacted adjusted operating income by approximately $1 million in this year’s quarter.

Harsco Corporation - Selected 2015 Results

($ in millions, except per share amounts)	2015	2014
Revenues	$1,723	$2,066
Operating income/(loss) from continuing operations - GAAP	$89	$69
Operating margin from continuing operations - GAAP	5.1%	3.4%
Diluted EPS from continuing operations	$0.09	$(0.28)
Special items per diluted share	$0.47	$1.02
Adjusted operating income - excluding special items	$135	$155
Adjusted operating margin - excluding special items	7.9%	7.5%
Adjusted diluted EPS from continuing operations - excluding special items	$0.56	$0.74
Return on invested capital (TTM) - excluding special items	6.3%	6.8%

Consolidated 2015 Results

Total revenues were $1.7 billion in 2015, compared with $2.1 billion in 2014, with the decline primarily the result of the Company's Metals & Mineral and Industrial segments. Metals & Minerals' revenues were negatively impacted by site exits and foreign exchange rate changes as well as reduced steel and related commodities demand, while revenues in the Industrial segment decreased mainly due to lower capital spending by customers for the segment's heat exchanger products. Foreign currency translation negatively impacted revenues by $170 million in 2015.

Adjusted operating income from continuing operations was $135 million in 2015 compared with $155 million in 2014. During the year, adjusted earnings in Metals & Minerals and Industrial were impacted by the above items, and these changes were only partially offset by reduced Corporate costs and increased income in Rail, which benefited from a foreign exchange gain on cash advances of $11 million. Foreign currency translation negatively impacted adjusted operating income by approximately $9 million in 2015 (excluding the Rail gain realized in Q1 2015).

Excluding special items, adjusted diluted earnings per share from continuing operations were $0.56 in 2015, compared with $0.74 in 2014.

Fourth Quarter Business Review

Metals & Minerals

($ in millions)	Q4 2015	Q4 2014	%Change
Revenues	$243	$316	(23)%
Adjusted operating income	$12	$19	(39)%
Adjusted operating margin	4.8%	6.0%
Customer liquid steel tons (millions)	33.5	39.9	(16)%

Revenues decreased 23 percent to $243 million, primarily as a result of FX translation, exiting certain contracts, reduced customer steel production and lower nickel-related sales. Adjusted operating income declined in comparison with the prior-year quarter’s adjusted operating income as the cost reductions and other benefits realized under Project Orion were more than offset by lower customer output and nickel-related sales. As a result, the segment adjusted operating margin declined to 4.8 percent versus 6.0 percent in last year’s fourth quarter.

Industrial

($ in millions)	Q4 2015	Q4 2014	%Change
Revenues	$75	$102	(26)%
Operating income	$12	$14	(18)%
Operating margin	15.4%	13.9%

Revenues declined 26 percent to $75 million, primarily due to volume changes in the segment’s heat exchanger business. Operating income declined as reduced demand was only partially offset by lower selling and administrative costs. Meanwhile, the segment’s operating margin increased to 15.4 percent compared with 13.9 percent in the comparable quarter last year.

Rail

($ in millions)	Q4 2015	Q4 2014	%Change
Revenues	$69	$74	(7)%
Operating income	$10	$4	144%
Operating margin	14.6%	5.6%

Revenues decreased 7 percent to $69 million as lower equipment volume offset an increase in after-market parts. Meanwhile, operating income increased as favorable after-market parts margins, improved contract services mix, acquisition contributions and lower selling and administrative costs offset the impact of lower equipment sales. As a result, segment operating margin improved to 14.6 percent as compared with 5.6 percent in the prior-year period.

Cash Flow

Free cash flow was $6 million in the fourth quarter of 2015, compared with $(25) million in the prior-year period. This cash flow improvement resulted principally from a decline in capital expenditures compared with last year's quarter. For the year, free cash flow was $24 million as compared with $52 million in 2014, and the year's cash flow performance reflects lower net cash provided by operating activities, primarily due to fewer contract advances, partially offset by reduced capital expenditures.

Financial Position

At the end of the fourth quarter, the Company maintained net debt of approximately $831 million and a net debt to EBITDA ratio of 2.8x, as compared with a maximum leverage covenant of 4.0x under the Company's current Credit Agreement. The Company expects its debt levels to remain relatively stable during 2016, and the Company's borrowing capacity and available cash totaled approximately $220 million at the end of 2015.

Project Orion (Metals & Minerals Improvement Plan)

The key work-streams contemplated under Project Orion continue to progress, and these initiatives include the execution of standardized operating practices across the site portfolio and the adoption of centralized controls to review renewals and new business opportunities in the business. During 2015, Metals & Minerals was awarded approximately 30 renewals and growth contracts with estimated revenues of nearly $600 million over the life of these contracts. The business also continues to proactively address underperforming sites, and solutions have now been finalized at approximately 70 percent of the original underperforming locations.

Lastly, Phase 3 of the project was launched in late Q4 with targeted savings of $20 million to $25 million annually. Approximately 60 percent of these benefits are to be realized through business structure simplification and substantially all of these actions were completed prior to year-end. As a result, ongoing annual benefits from the total project now approximate $47 million. The remainder of the Phase 3 savings will be derived from other SG&A expenses and operational improvements that have been identified and will be validated through this year. Overall, these Phase 3 benefits will be fully captured in 2017.

2016 Outlook

Harsco's 2016 Outlook anticipates that market dynamics in Metals & Minerals will weaken further from where business conditions stand today. As a result, adjusted operating income in Metals & Minerals is expected to decline compared with 2015, as lower steel production, site exits and weaker commodities demand will offset the benefits of cost reductions, operational improvements and site start-ups. Meanwhile, adjusted operating results in Industrial are projected to be meaningfully lower as compared with 2015 as a result of reduced demand from U.S. energy customers, and in Rail, earnings after adjusting for the $11 million FX gain in 2015 are expected to decrease slightly as a result of weaker U.S. market demand, sales mix and administrative costs to facilitate international expansion. Key highlights in the Outlook are included below. The Outlook also includes adjusted earnings per share, which is partially dependent on anticipated equity income from the Brand Energy joint venture, where impacts from various financial uncertainties such as foreign exchange and income taxes are assumed to be limited in the forecast period.

Full Year 2016

•	Adjusted operating income for the full year is expected to range from $80 million to $100 million; compared with $135 million in 2015.

•	Free cash flow in the range of $50 million to $70 million; compared with $24 million in 2015.

•	Net interest expense is forecasted to range from $50 million to $52 million.

•	Equity income from the Brand Energy Joint Venture is expected to be $3 million to $6 million.

•	Effective tax rate is expected to range from 49 percent to 51 percent before Brand Energy Joint Venture equity income.

•	Adjusted earnings per share for the full year in the range of $0.13 to $0.33; compared with $0.56 per share in 2015.

•	Adjusted return on invested capital is expected to range from 4.0 percent to 4.5 percent; compared with 6.3 percent in 2015.

Q1 2016

•	Adjusted operating income of $6 million to $11 million; compared with $39 million in the prior-year quarter.

•	Adjusted loss per share of $0.02 to $0.07; compared with earnings per share of $0.20 in the prior-year quarter.

Dividend

The Board of Directors has elected to suspend the Company’s quarterly dividend starting with the second quarter of 2016 given the economic uncertainties evident within the Company’s underlying businesses. The most recent quarterly dividend of $0.051 was paid earlier in February 2016, and the suspension will support the Company’s objective of maintaining a healthy capital structure and preserving capital for key initiatives in light of the current business conditions. As in the past, the Board will continue to evaluate the Company’s dividend policy each quarter.

Conference Call

As previously announced, the Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 4415394. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through March 11, 2016 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties.  In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein.  Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings.  Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) the amount ultimately realized from the Company's exit from the strategic venture between the Company and Clayton, Dubilier & Rice and the timing of such exit; (20) implementation of environmental remediation matters; (21) risk and uncertainty associated with intangible assets; (22) the impact of a transaction, if any, resulting from the Company's determination to explore strategic options for the separation of the Harsco Metals & Minerals Segment; and (23) other risk factors listed from time to time in the Company's SEC reports.  A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of this Annual Report on Form 10-K.  The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict.  Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.  The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands, except per share amounts)	2015	2014	2015	2014
Revenues from continuing operations:
Service revenues	$240,625	$311,655	$1,092,725	$1,366,246
Product revenues	146,807	180,429	630,367	700,042
Total revenues	387,432	492,084	1,723,092	2,066,288
Costs and expenses from continuing operations:
Cost of services sold	195,708	275,613	909,995	1,149,360
Cost of products sold	102,541	132,556	446,366	494,510
Selling, general and administrative expenses	55,221	72,200	242,112	284,737
Research and development expenses	1,020	892	4,510	5,467
Loss on disposal of the Harsco Infrastructure Segment and transaction costs	—	450	1,000	5,103
Other expenses	26,744	30,451	30,573	57,824
Total costs and expenses	381,234	512,162	1,634,556	1,997,001
Operating income (loss) from continuing operations	6,198	(20,078)	88,536	69,287
Interest income	623	440	1,574	1,702
Interest expense	(11,992)	(11,783)	(46,804)	(47,111)
Change in fair value to unit adjustment liability	(1,999)	(2,323)	(8,491)	(9,740)
Income (loss) from continuing operations before income taxes and equity income (loss)	(7,170)	(33,744)	34,815	14,138
Income tax expense	(733)	(6,287)	(27,678)	(30,366)
Equity in income (loss) of unconsolidated entities, net	571	(2,615)	175	(1,558)
Income (loss) from continuing operations	(7,332)	(42,646)	7,312	(17,786)
Discontinued operations:
Income (loss) on disposal of discontinued business	(704)	(276)	(1,553)	176
Income tax (expense) benefit related to discontinued business	260	102	573	(66)
Income (loss) from discontinued operations	(444)	(174)	(980)	110
Net income (loss)	(7,776)	(42,820)	6,332	(17,676)
Less: Net (income) loss attributable to noncontrolling interests	781	(1,547)	(144)	(4,495)
Net income (loss) attributable to Harsco Corporation	$(6,995)	$(44,367)	$6,188	$(22,171)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(6,551)	$(44,193)	$7,168	$(22,281)
Income (loss) from discontinued operations, net of tax	(444)	(174)	(980)	110
Net income (loss) attributable to Harsco Corporation common stockholders	$(6,995)	$(44,367)	$6,188	$(22,171)

Weighted-average shares of common stock outstanding	80,238	80,914	80,234	80,884
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.08)	$(0.55)	$0.09	$(0.28)
Discontinued operations	(0.01)	—	(0.01)	—
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.09)	$(0.55)	$0.08	$(0.27)	(a)

Diluted weighted-average shares of common stock outstanding	80,238	80,914	80,365	80,884
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.08)	$(0.55)	$0.09	$(0.28)
Discontinued operations	(0.01)	—	(0.01)	—
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.09)	$(0.55)	$0.08	$(0.27)	(a)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	December 31 2015	December 31 2014
ASSETS
Current assets:
Cash and cash equivalents	$79,756	$62,843
Trade accounts receivable, net	254,877	325,104
Other receivables	30,395	28,145
Inventories	216,967	178,922
Other current assets	82,527	88,465
Total current assets	664,522	683,479
Investments	252,609	288,505
Property, plant and equipment, net	564,035	663,244
Goodwill	400,367	416,155
Intangible assets, net	53,043	58,524
Other assets	136,751	159,320
Total assets	$2,071,327	$2,269,227
LIABILITIES
Current liabilities:
Short-term borrowings	$30,229	$16,748
Current maturities of long-term debt	25,084	25,188
Accounts payable	136,018	146,506
Accrued compensation	38,899	53,780
Income taxes payable	4,408	1,985
Dividends payable	4,105	16,535
Insurance liabilities	11,420	12,415
Advances on contracts	107,250	117,398
Due to unconsolidated affiliate	7,733	8,142
Unit adjustment liability	22,320	22,320
Other current liabilities	118,657	144,543
Total current liabilities	506,123	565,560
Long-term debt	855,751	829,709
Deferred income taxes	12,095	6,379
Insurance liabilities	30,400	35,470
Retirement plan liabilities	241,972	350,889
Due to unconsolidated affiliate	13,674	20,169
Unit adjustment liability	57,614	71,442
Other liabilities	42,895	37,699
Total liabilities	1,760,524	1,917,317
EQUITY
Harsco Corporation stockholders’ equity:
Common stock	140,503	140,444
Additional paid-in capital	170,699	165,666
Accumulated other comprehensive loss	(515,688)	(532,256)
Retained earnings	1,236,355	1,283,549
Treasury stock	(760,299)	(749,815)
Total Harsco Corporation stockholders’ equity	271,570	307,588
Noncontrolling interests	39,233	44,322
Total equity	310,803	351,910
Total liabilities and equity	$2,071,327	$2,269,227

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$(7,776)	$(42,820)	$6,332	$(17,676)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	34,309	39,733	144,652	164,588
Amortization	2,820	2,801	11,823	11,738
Change in fair value to the unit adjustment liability	1,999	2,323	8,491	9,740
Deferred income tax expense (benefit)	(4,824)	3,187	5,174	7,241
Equity in income (loss) of unconsolidated entities, net	(571)	2,615	(175)	1,558
Dividends from unconsolidated entities	28	—	28	—
Loss on disposal of the Harsco Infrastructure Segment	—	—	—	2,911
Other, net	5,916	22,699	(6,429)	39,376
Changes in assets and liabilities:
Accounts receivable	32,489	44,824	41,650	6,475
Inventories	(8,334)	1,984	(44,806)	(20,788)
Accounts payable	2,945	(11,166)	(401)	(29,416)
Accrued interest payable	(10,411)	(8,671)	(2,753)	70
Accrued compensation	(6,679)	(3,716)	(10,319)	5,699
Advances on contracts	(8,343)	(3,272)	(795)	92,769
Harsco 2011/2012 Restructuring Program accrual	(93)	(217)	(398)	(2,672)
Other assets and liabilities	(1,070)	(8,867)	(30,567)	(44,886)
Net cash provided by operating activities	32,405	41,437	121,507	226,727
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,969)	(73,689)	(123,552)	(208,859)
Proceeds from the Infrastructure Transaction	—	—	—	15,699
Proceeds from sales of assets	5,189	3,823	25,966	14,976
Purchases of businesses, net of cash acquired	(83)	(92)	(7,788)	(26,336)
Payment of unit adjustment liability	(5,580)	(5,580)	(22,320)	(22,320)
Other investing activities, net	5,296	(3,194)	(2,679)	(2,721)
Net cash used by investing activities	(27,147)	(78,732)	(130,373)	(229,561)
Cash flows from financing activities:
Short-term borrowings, net	17,664	4,880	18,875	8,851
Current maturities and long-term debt:
Additions	335,003	60,029	427,996	177,499
Reductions	(297,854)	(10,463)	(399,533)	(131,007)
Cash dividends paid on common stock	(16,419)	(16,588)	(65,730)	(66,322)
Dividends paid to noncontrolling interests	(2,939)	—	(4,498)	(2,186)
Purchase of noncontrolling interests	—	—	(395)	—
Common stock acquired for treasury	—	(941)	(12,143)	(941)
Proceeds from cross-currency interest rate swap termination	—	—	75,057	—
Deferred pension underfunding payment to unconsolidated affiliate	(7,688)	(7,688)	(7,688)	(7,688)
Deferred financing costs	(6,880)	—	(9,487)	—
Net cash provided (used) by financing activities	20,887	29,229	22,454	(21,794)
Effect of exchange rate changes on cash	(4,383)	(1,694)	3,325	(6,134)
Net increase (decrease) in cash and cash equivalents	21,762	(9,760)	16,913	(30,762)
Cash and cash equivalents at beginning of period	57,994	72,603	62,843	93,605
Cash and cash equivalents at end of period	$79,756	$62,843	$79,756	$62,843

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	December 31, 2015		December 31, 2014
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$243,261	$438	$315,934	$(28,659)
Harsco Industrial	75,373	11,640	101,836	14,159
Harsco Rail	68,798	10,077	74,314	4,136
General Corporate	—	(15,957)	—	(9,714)
Consolidated Totals	$387,432	$6,198	$492,084	$(20,078)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2015		December 31, 2014
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$1,106,162	$26,289	$1,378,142	$13,771
Harsco Industrial	357,256	57,020	412,532	64,114
Harsco Rail	259,674	50,896	275,614	37,137
General Corporate	—	(45,669)	—	(45,735)
Consolidated Totals	$1,723,092	$88,536	$2,066,288	$69,287

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015		2014
Diluted earnings (loss) per share from continuing operations as reported	$(0.08)	$(0.55)	$0.09		$(0.28)
Harsco Metals & Minerals Segment contract termination charges, net (a)	—	—	0.17		0.14
Harsco Metals & Minerals Segment separation costs (b)	0.07	—	0.09		—
Harsco Metals & Minerals Segment salt cake processing and disposal charges (c)	—	—	0.06		—
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net (d)	0.07	0.49	0.05		0.59
Harsco Metals & Minerals Segment Project Orion charges (e)	0.05	0.03	0.05		0.11
Harsco Metals & Minerals Segment subcontractor settlement charge (f)	—	—	0.04		—
Harsco Metals & Minerals Segment multi-employer pension plan charge (g)	—	—	0.01		—
Harsco Infrastructure Segment (gain) loss on disposal (h)	—	0.01	0.01		0.05
Harsco Infrastructure transaction costs (i)	—	—	—		0.02
Harsco Metals & Minerals Segment Brazilian labor claim reserves (j)	—	0.09	—		0.10
Harsco Rail Segment grinder impairment charge (k)	—	—	—		—
Strategic transaction review costs (l)	—	0.04	—		0.04
Gains associated with exited Harsco Infrastructure operations retained (m)	—	(0.02)	—		(0.02)
Adjusted diluted earnings per share from continuing operations excluding special items	$0.11	$0.09	$0.56	(n)	$0.74	(n)

(a)	Harsco Metals & Minerals Segment charges related to a contract terminations (Q4 2015 $0.3 pre-tax income; Full year 2015 $13.5 million pre-tax loss; Full year 2014 $11.6 million, pre-tax).

(b)	Costs associated with Harsco Metals & Minerals Segment separation costs recorded as Corporate (Q4 2015 $8.2 million pre-tax; Full year 2015 $9.9 million pre-tax).

(c)
Harsco Metals & Minerals Segment charges incurred in connection with the processing and disposal of salt cakes (Full year 2015 $7.0 million pre-tax). The Company's Bahrain operations are operated under a strategic venture for which its strategic venture partner has a 35% minority interest. Accordingly, the net impact of the charge to the Company's Net income (loss) attributable to Harsco Corporation was $4.6 million.

(d)
Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion’s focus on underperforming contracts (Q4 2015 $6.4 million pre-tax; Full year 2015 $5.0 million pre-tax; Q4 2014 $39.2 million pre-tax; Full year 2014 $50.1 million pre-tax).

(e)	Harsco Metals & Minerals Segment Project Orion restructuring charges (Q4 and Full year 2015 5.1 million pre-tax; Q4 2014 $3.2 million pre-tax; Full year 2014 $12.0 million pre-tax).

(f)	Harsco Metals & Minerals Segment charges related to a settlement with a subcontractor (Full year 2015 $4.2 million pre-tax).

(g)	Harsco Metals & Minerals Segment charges related to a multi-employer pension plan (Full year 2015 $1.1 million pre-tax).

(h)	(Gain) loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Full year 2015 $1.0 million pre-tax; Full year 2014 $2.9 million pre-tax).

(i)	Harsco Infrastructure Transaction costs recorded as Corporate expenses (Q4 2014 $0.5 million pre-tax; Full year 2014 $2.2 pre-tax).

(j)	Brazilian labor claim reserve adjustments in the Harsco Metals & Minerals Segment (Q4 2014 $5.2 million pre-tax; Full year 2014 $5.3 million pre-tax).

(k)	Asset impairment charge on rail grinder equipment in the Harsco Rail Segment (Full year 2014 $0.6 million pre-tax).

(l)	Strategic transaction review costs recorded as Corporate Expenses (Q4 and Full year 2014 $3.5 million pre-tax).

(m)	Currency translation gains associated with exited Harsco Infrastructure operations retained recorded as an offset to Corporate expenses (Q4 and Full year 2014 $2.2 million pre-tax).

(n)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2015:
Adjusted operating income (loss) excluding special items	$11,654	$11,640	$10,077	$(7,788)	$25,583
Revenues as reported	$243,261	$75,373	$68,798	$—	$387,432
Adjusted operating margin (%) excluding special items	4.8%	15.4%	14.6%		6.6%

Three Months Ended December 31, 2014:
Adjusted operating income (loss) excluding special items	$18,970	$14,159	$4,136	$(7,938)	$29,327
Revenues as reported	$315,934	$101,836	$74,314	$—	$492,084
Adjusted operating margin (%) excluding special items	6.0%	13.9%	5.6%		6.0%

Twelve Months Ended December 31, 2015:
Adjusted operating income (loss) excluding special items	$62,162	$57,020	$50,896	$(34,747)	$135,331
Revenues as reported	$1,106,162	$357,256	$259,674	$—	$1,723,092
Adjusted operating margin (%) excluding special items	5.6%	16.0%	19.6%		7.9%

Twelve Months Ended December 31, 2014:
Adjusted operating income (loss) excluding special items	$92,763	$64,114	$37,727	$(39,306)	$155,298
Revenues as reported	$1,378,142	$412,532	$275,614	$—	$2,066,288
Adjusted operating margin (%) excluding special items	6.7%	15.5%	13.7%		7.5%

The Company’s management believes Adjusted operating margin (%) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2015:
Operating income (loss) as reported	$438	$11,640	$10,077	$(15,957)	$6,198
Harsco Metals & Minerals Segment separation costs	—	—	—	8,169	8,169
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	6,399	—	—	—	6,399
Harsco Metals & Minerals Segment Project Orion charges	5,070	—	—	—	5,070
Harsco Metals & Minerals Segment contract termination charges	(253)	—	—	—	(253)
Adjusted operating income (loss), excluding special items	$11,654	$11,640	$10,077	$(7,788)	$25,583
Revenues as reported	$243,261	$75,373	$68,798	$—	$387,432

Three Months Ended December 31, 2014:
Operating income (loss) as reported	$(28,659)	$14,159	$4,136	$(9,714)	$(20,078)
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	39,248	—	—	—	39,248
Harsco Metals & Minerals Segment Brazilian labor claim reserves	5,204	—	—	—	5,204
Strategic transaction review costs	—	—	—	3,531	3,531
Harsco Metals & Minerals Segment Project Orion charges	3,177	—	—	—	3,177
Harsco Infrastructure transaction costs	—	—	—	450	450
Gains associated with exited Harsco Infrastructure operations retained	—	—	—	(2,205)	(2,205)
Adjusted operating income (loss) excluding special items	$18,970	$14,159	$4,136	$(7,938)	$29,327
Revenues as reported	$315,934	$101,836	$74,314	$—	$492,084

The Company’s management believes Adjusted operating income (loss) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2015:
Operating income (loss) as reported	$26,289	$57,020	$50,896	$(45,669)	$88,536
Harsco Metals & Minerals Segment contract termination charges, net	13,484	—	—	—	13,484
Harsco Metals & Minerals Segment separation costs	—	—	—	9,922	9,922
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—	—	—	7,000
Harsco Metals & Minerals Segment Project Orion charges	5,070	—	—	—	5,070
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	4,977	—	—	—	4,977
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—	—	—	4,220
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—	—	—	1,122
Harsco Infrastructure Segment loss on disposal	—	—	—	1,000	1,000
Adjusted operating income (loss), excluding special items	$62,162	$57,020	$50,896	$(34,747)	$135,331
Revenues as reported	$1,106,162	$357,256	$259,674	$—	$1,723,092

Twelve Months Ended December 31, 2014:
Operating income (loss) as reported	$13,771	$64,114	$37,137	$(45,735)	$69,287
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	50,111	—	—	—	50,111
Harsco Metals & Minerals Segment Project Orion charges	11,992	—	—	—	11,992
Harsco Metals & Minerals Segment contract termination charges, net	11,557	—	—	—	11,557
Harsco Metals & MInerals Segment Brazilian labor claim reserves	5,332	—	—	—	5,332
Strategic transaction review costs	—	—	—	3,531	3,531
Harsco Infrastructure Segment loss on disposal	—	—	—	2,911	2,911
Harsco Infrastructure transaction costs	—	—	—	2,192	2,192
Harsco Rail Segment grinder impairment charge	—	—	590	—	590
Gains associated with exited Harsco Infrastructure operations retained	—	—	—	(2,205)	(2,205)
Adjusted operating income (loss) excluding special items	$92,763	$64,114	$37,727	$(39,306)	$155,298
Revenues as reported	$1,378,142	$412,532	$275,614	$—	$2,066,288

The Company’s management believes Adjusted operating income (loss) excluding special items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2015	2014	2015	2014
Net cash provided by operating activities	$32,405	$41,437	$121,507	$226,727
Less maintenance capital expenditures (a)	(25,231)	(45,292)	(92,545)	(133,231)
Less growth capital expenditures (b)	(6,738)	(28,397)	(31,007)	(75,628)
Plus capital expenditures for strategic ventures (c)	129	3,474	439	6,876
Plus total proceeds from sales of assets (d)	5,189	3,823	25,966	27,379
Free cash flow	$5,754	$(24,955)	$24,360	$52,123

(a)	Maintenance capital expenditures are necessary to sustain the Company’s current revenue streams and include contract renewal.

(b)	Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.

(c)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(d)
Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. For the Full year 2014 this line item also includes proceeds of $12.4 million from the Harsco Infrastructure Transaction net working capital settlement.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2016
(In millions)	Low	High
Net cash provided by operating activities	$154	$163
Less capital expenditures (a)	(105)	(95)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	1	2
Free Cash Flow	$50	$70

(a)
Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company’s current revenue streams and include contract renewals; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Year Ended December 31
(In thousands)	2015	2014
Net income (loss) from continuing operations	$7,312	$(17,786)
Special items:
Harsco Metals & Minerals Segment contract termination charges, net	13,484	11,557
Harsco Metals & Minerals Segment separation costs	9,922	—
Harsco Metals & Minerals Segment salt cake processing and disposal charges	7,000	—
Harsco Metals & Minerals Segment Project Orion charges	5,070	11,992
Harsco Metals & Minerals Segment site exit and underperforming contract charges, net	4,977	50,111
Harsco Metals & Minerals Segment subcontractor settlement charge	4,220	—
Harsco Metals & Minerals Segment multi-employer pension plan charge	1,122	—
Harsco Infrastructure Segment loss on disposal	1,000	2,911
Harsco Metals & Minerals Segment Brazilian labor claim reserves	—	5,332
Strategic transaction review costs	—	3,531
Harsco Infrastructure transaction costs	—	2,192
Harsco Rail Segment grinder asset impairment charge	—	590
Gains associated with exited Harsco Infrastructure operations retained	—	(2,205)
Taxes on above special items	(6,198)	(2,324)
Net income from continuing operations, as adjusted	47,909	65,901
After-tax interest expense (b)	29,486	29,680

Net operating profit after tax as adjusted	$77,395	$95,581

Average equity	$308,182	$554,381
Plus average debt	910,955	857,168
Average capital	$1,219,137	$1,411,549

Return on invested capital excluding special items	6.3%	6.8%

(a)
Return on invested capital excluding special items is net income (loss) from continuing operations excluding special items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)	The Company’s effective tax rate approximated 37% on an adjusted basis for both periods for interest expense.

The Company’s management believes Return on invested capital excluding special items, which is a non-U.S. GAAP financial measures, are meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of special items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.